UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026

CANDEL THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40629	52-2214851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick St
Suite 450 Needham, Massachusetts		02494
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 916-5445

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 12, 2026, Candel Therapeutics, Inc. (the “Company”) entered into a Second Amended and Restated Open Market Sale AgreementSM (the “2026 Sales Agreement”), with Jefferies LLC (“Jefferies”), to sell shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), from time to time through Jefferies acting as sales agent, having an aggregate offering price of up to $50,000,000 (such amount to be in addition to the aggregate gross sales proceeds received by the Company from the sale of Common Stock prior to the date hereof pursuant to the 2025 Sale Agreement (as defined below)) (the “ATM Shares”). The 2026 Sales Agreement amends and restates that certain Amended and Restated Open Market Sale AgreementSM, dated as of August 14, 2025 (the “2025 Sales Agreement”), between the Company and Jefferies, which had a maximum aggregate offering price of up to $50,000,000. As of November 12, 2026, the Company had sold an aggregate of approximately $50,000,000 of ATM Shares under the 2025 Sales Agreement. In connection with the 2026 Sales Agreement, on November 12, 2026, the Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to the base prospectus included in the Company’s registration statement on Form S-3 (File No. 333-289595) filed with the SEC on August 14, 2025 (the “Registration Statement”), which became effective on August 22, 2025.

Sales of the ATM Shares, if any, as contemplated by the 2026 Sales Agreement, will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”).

Jefferies is not required to sell any specific number or dollar amount of shares of the Common Stock, but has agreed, subject to the terms and conditions of the 2026 Sales Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the shares of the Common Stock on the terms agreed upon by Jefferies and the Company.

The 2026 Sales Agreement provides that Jefferies will be entitled to a fixed commission rate of 3.0% of the gross proceeds of the ATM Shares sold under the 2026 Sales Agreement.

The 2026 Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to provide indemnification and contribution to Jefferies against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the 2026 Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The opinion of Goodwin Procter LLP relating to the validity of the ATM Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the ATM Shares, nor shall there be any offer, solicitation or sale of the ATM Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Second Amended and Restated Open Market Sale AgreementSM, dated November 12, 2026, by and between Candel Therapeutics, Inc. and Jefferies LLC

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date: November 12, 2026	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci President and Chief Executive Officer